EXHIBIT 99.1

[GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC. LOGO]
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                                                  www.GLOBALENTERTAINMENTINC.COM


LETTER OF TERMINATION
                                                 MARCH 12, 2007
FAX303-282-5800

                   GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES INC.

CORPORATE STOCK TRANSFER
Ms. Carolyn Bell,
3200 Cherry Creek Drive South
Suite 430
Denver, CO 80209

Dear Ms. Bell,

This letter serves as written notification that the Board of Directors of:

GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES INC. , met on 03/12/2007 and resolved to appoint Transfer Online, Inc. as the Corporation's stock registrar and stock transfer agent effective on 03/12/2007. Please prepare the database, as soon as possible, in an ASCII FILE, COMMA DELIMITED or EXCEL Format in addition to a hardcopy of the shareholders list. Upon completion of the shareholder and certificate files, please deliver, along with all un-issued stock certificates, corporate records and the shareholder records to:

Transfer Online, Inc.
New Business Dept. Attn: Jordan Mowrey
317 SW Alder Street
Second Floor
Portland, OR 97204

Please let me know if there is anything you need in connection with this request. I have authorized Transfer Online, to act on my behalf during this transition.

Best Regards,

David Dadon
Chairman

Cc; Corporate attorney

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                  GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.
                 703 WATERFORD WAY, SUITE 690, MIAMI, FL 33126
  INFO@GLOBALENTERTAINMENTINC.COM | TEL: 1.305.374.2036 | FAX: 1.305.373.4668